Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Existing Notes set forth below, pursuant to the guaranteed delivery procedures described in the section of the Prospectus entitled “The Exchange Offer—Guaranteed Delivery Procedures.”

Principal Amount of Existing Notes Tendered:	If Existing Notes will be tendered by a DTC participant by book-entry transfer, provide account number.
$	Account Number:

Certificate Nos. (if available):

Total Principal Amount Represented by Certificates:

All authority conferred or agreed to be conferred by this notice shall survive the death or incapacity of the undersigned and the undersigned’s obligations under this notice shall be binding upon the undersigned’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

(Signatures of Holders)	Date

(Signatures of Holders)	Date

This notice must be signed by the registered holders of the Existing Notes exactly as the names appear on the certificate for the Existing Notes or on a DTC security position listing, without any change whatsoever. If this Letter is being executed by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such representative, and submit with this notice proper evidence of their authority to act satisfactory to the Company.

Name:

Capacity (Full Title):

Address (Including Zip Code):

Area Code and Telephone Number:

Account Number:

GUARANTEE

(Not to be used for signature guarantees)

The undersigned, a financial institution that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees that the undersigned will deliver to the Exchange Agent the certificates representing the Existing Notes being tendered hereby in proper form for transfer or confirmation of book-entry transfer of such Existing Notes into the Exchange Agent’s account at DTC pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case, together with a properly completed and duly executed Letters of Transmittal or an agent’s message in lieu thereof, and any other documents required by the Letter of Transmittal within five business days after the Expiration Date.

Name of Firm:

Address:

Area Code and Telephone Number:

Authorized Signature

Name (Please Type or Print)

Title

Date

Note: Do not send certificates for Existing Notes with this form. Certificates for Existing Notes should be sent only with a copy of the Letter of Transmittal.